Exhibit 12 Statement re: computation of ratios.
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

WEBSTER RATIO OF EARNINGS TO FIXED CHARGES
                                                             DECEMBER
                                      1995        1994        1994        1993        1992        1991        1990
                                   6 Mo. Ended 6 Mo. Ended   WEBSTER     WEBSTER     WEBSTER     WEBSTER     WEBSTER
                                     WEBSTER     WEBSTER
Earnings
- --------
Income before taxes                     13,440      13,060      20,142      21,697      10,233       4,212        (975)
Plus: Fixed Charges                     14,654       9,455      14,529       6,518       6,103       8,554
Less: Interest captialized                   0           0           0           0           0           0           0
Less: Pref. Stock Div Requirement          648         937     (1,716)     (2,653)       (581)          0           0
                                     ---------   ---------   ---------   ---------   ---------   ---------   ---------
     Total Earnings                     28,742      23,452      33,573      16,170      10,315       7,579

Fixed Charges
- -------------
Interest on Borrowings                  13,966       8,478      11,836       5,897       6,063       8,514
Plus: ESOP Int. Exp                         40          40          40          40          40          40          40
Plus: Amort. of Debt Expense                 0           0           0           0           0           0           0
Plus: Rental Expense                         0           0           0           0           0           0           0
Plus: Preferred Stock Div Req's            648         937       1,716       2,653         581           0           0
                                     ---------   ---------   ---------   ---------   ---------   ---------   ---------
     Total Fixed Charges                14,654       9,455      23,040      14,529       6,518       6,103       8,554


Earnings in Excess (Deficit) of
 Fixed Charges                          14,088      13,977      18,426      19,044       9,652       4,212        (975)

Ratio of Earnings/Fixed Charges          1.96X        2.48X       1.80X       2.31X       2.48X       1.69X        .89X


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              SHELTON RATIO OF EARNINGS TO FIXED CHARGES
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
                                                    SHELTON RATIO TO FIXED CHARGES  YEAR ENDING JUNE 30,
                                                 -------------------------------------------------------
                                             1995        1994        1993        1992        1991        1990
                                           SHELTON      SHELTON     SHELTON     SHELTON     SHELTON     SHELTON

Earnings
- --------
Income before taxes                         3,600       3,275       3,511       2,508       1,324       1,863
Plus: Fixed Charges                           337         314         338         539       1,109       1,952
Less: Interest captialized                      0           0           0           0           0           0
Less: Pref. Stock Div Requirement               0           0           0           0           0           0
                                           ------     ---------   ---------   ---------   ---------   ---------
     Total Earnings                         3,937       3,589       3,849       3,047       2,433       3,815
Fixed Charges
- -------------
Interest on Borrowings                        337         306         327         490       1,046       1,883
Plus: ESOP Int. Exp                             0           0           1           3           9          15
Plus: Amort. of Debt Expense                    0           0           0           0           0           0
Plus: Rental Expense                            0           8          10          46          54          54
Plus: Preferred Stock Div Req's                 0           0           0           0           0           0
                                           ------     --------   --------     -------   ---------   ---------
     Total Fixed Charges                      337         314         338         539       1,109       1,952


Earnings in Excess (Deficit) of
 Fixed Charges                              3,600       3,275       3,511       2,508       1,324       1,863

Ratio of Earnings/Fixed Charges            11.68x      11.43X      11.39X       5.65X       2.19X       1.95X



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              WEBSTER/SHELTON COMBINED RATIO OF EARNINGS TO FIXED CHARGES
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

                                       1995         1995         1995          1994          1994         1994         1994
                                   6 Mo. Ended   6 Mo. Ended  6 Mo. Ended   6 Mo. Ended   6 Mo. Ended  6 Mo. Ended     WEBSTER
                                     WEBSTER      SHELTON      COMBINED       WEBSTER       SHELTON     COMBINED
Earnings
- --------
Income before taxes                  13,440         1,738       15,178        13,060         1,531       14,591        20,142
Plus: Fixed Charges                  14,654           157       14,811         9,455           165        9,620        23,040
Less: Interest captialized                0             0            0             0             0            0             0
Less: Pref. Stock Div Requirement       648             0          648           937             0          937       (1,716)
                                    -------       -------      -------       -------       -------      -------       -------
     Total Earnings                  28,742         1,895       30,637        23,452         1,696       25,148        41,466

Fixed Charges
- -------------
Interest on Borrowings               13,966           157       14,123         8,478           165        8,643        21,284
Plus: ESOP Int. Exp                      40             0           40            40             0           40            40
Plus: Amort. of Debt Expense              0             0            0             0             0            0             0
Plus: Rental Expense                      0             0            0             0             0            0             0
Plus: Preferred Stock Div Req's         648             0          648           937             0          937         1,716
                                    -------       -------      -------       -------       -------      -------       -------
     Total Fixed Charges             14,654           157       14,811         9,455           165        9,620        23,040


Earnings in Excess (Deficit) of
 Fixed Charges                       14,088         1,738       15,826         13,997         1,531      15,528        18,426

Ratio of Earnings/Fixed Charges       1.96X         12.07X       2.07X          2.48X        10.28X       2.61X         1.80X



                                        231%         1027%         244%          193%         1357%         205%          180%



[TABLE CONTINUES...]


                                       1994         1994         1993          1993          1993        1992          1992
                                    SHELTON      COMBINED       WEBSTER       SHELTON     COMBINED     WEBSTER        SHELTON
Earnings
- --------
Income before taxes                   3,393       23,535        21,697         3,198       24,895        10,233         3,263
Plus: Fixed Charges                     353       23,393        14,529           290       14,819         6,518           453
Less: Interest captialized                0            0             0             0            0             0             0
Less: Pref. Stock Div Requirement         0       (1,716)       (2,653)            0       (2,653)         (581)            0
                                    -------      -------       -------       -------      -------       -------       -------
     Total Earnings                   3,746       45,212        33,573         3,488       37,061        16,170         3,716

Fixed Charges
- -------------
Interest on Borrowings                  345       21,629        11,836           280       12,116         5,897           430
Plus: ESOP Int. Exp                       0           40            40             0           40            40             0
Plus: Amort. of Debt Expense              0            0             0             0            0             0             0
Plus: Rental Expense                      0            0             0            10           10             0            23
Plus: Preferred Stock Div Req's           8        1,724         2,653             0        2,653           581             0
                                    -------      -------       -------       -------      -------       -------       -------
     Total Fixed Charges                353       23,393        14,529           290       14,819         6,518           453


Earnings in Excess (Deficit) of
 Fixed Charges                        3,393       21,819        19,044         3,198       22,242         9,652         3,263

Ratio of Earnings/Fixed Charges      10.61X        1.93X          2.31X        12.03X       2.50X          2.48X         8.20X


                                       1061%         193%          231%         1203%         250%          248%          820%
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[TABLE CONTINUES...]
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

                                       1992         1991         1991          1991        1990         1990          1990
                                    COMBINED       WEBSTER       SHELTON     COMBINED     WEBSTER      SHELTON      COMBINED
Earnings
- --------
Income before taxes                  13,496         4,212        1,900        6,112         (975)        1,604          629
Plus: Fixed Charges                   6,971         6,103          655        6,758        8,554         1,638       10,192
Less: Interest captialized                0             0            0            0            0             0            0
Less: Pref. Stock Div Requirement      (581)            0            0            0            0             0            0
                                    -------       -------      -------      -------      -------       -------      -------
     Total Earnings                  19,886        10,315        2,555       12,870        7,579         3,242       10,821

Fixed Charges
- -------------
Interest on Borrowings                6,327         6,063          601        6,664        8,514         1,584       10,098
Plus: ESOP Int. Exp                      40            40            0           40           40             0           40
Plus: Amort. of Debt Expense              0             0            0            0            0             0            0
Plus: Rental Expense                     23             0           54           54            0             0            0
Plus: Preferred Stock Div Req's         581             0            0            0            0            54           54
                                    -------       -------      -------      -------      -------       -------      -------
     Total Fixed Charges              6,971         6,103          655        6,758        8,554         1,638       10,192


Earnings in Excess (Deficit) of
 Fixed Charges                       12,915         4,212        1,900        6,112         (975)        1,604          629

Ratio of Earnings/Fixed Charges        2.85X         1.69X        3.90X        1.90X         .89X         1.98X        1.06X



                                        285%          169%         390%         190%          89%          198%         106%
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